Exhibit 10.14
October 15, 2009

Dr. Henry A. Kissinger
350 Park Avenue, 26th Floor
New York, New York 10022

Dear Dr. Kissinger:

Supplemental Agreement Providing an Extension to the
Consulting Agreement of December 22, 1988

The purpose of this letter is to confirm the automatic renewal of your Consulting Agreement with FM Services.  Your contract under Kissinger Associates, Inc. dated December 22, 1988, as amended, is considered renewed.

The Agreement renews for an additional one-year period beginning January 1, 2010 and ending December 31, 2010.  All other terms and conditions of the Agreement, as amended, between you and FM Services shall remain the same.

Please confirm that the foregoing correctly sets forth your understanding with respect to this matter by signing both originals of this Supplemental Agreement and returning one to me.

Very truly yours,

/s/ Richard C. Adkerson
Richard C. Adkerson
Chairman of the Board
FM Services Company

AGREED TO AND ACCEPTED

BY:           /s/ Henry A. Kissinger
Dr. Henry A. Kissinger

DATE:                                11/19/09